UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Builders FirstSource, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51357	52-2084569
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 880-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The company’s annual meeting of stockholders was held on May 25, 2011. The owners of 92,714,609 shares of the company’s common stock, representing 95.8% of the voting power of all of the shares of common stock issued and outstanding on March 30, 2011, the record date for the meeting, were represented at the annual meeting. Each share of common stock was entitled to one vote at the annual meeting.

     Our stockholders elected each of the following individuals as a director of the company for a term of three years: Mr. Paul S. Levy (67,208,268 votes in favor and 17,522,013 votes withheld), Mr. David A. Barr (67,151,998 votes in favor and 17,578,283 votes withheld), Mr. Cleveland A. Christophe (69,425,176 votes in favor and 15,305,105 votes withheld), and Mr. Craig A. Steinke (69,426,886 votes in favor and 15,303,395 votes withheld). There were 7,984,328 broker non-votes with regard to the election of directors.

     In a non-binding vote, our stockholders approved the 2010 compensation for the company’s named executive officers, including the company’s compensation practices and principles and their implementation, with 84,289,417 votes in favor, 414,050 votes against, 26,814 abstentions, and 7,984,328 broker non-votes.

     In a non-binding vote on the frequency of advisory votes on executive compensation, our stockholders selected a vote once every three years, with 56,959,742 votes for three years, 19,633 votes for two years, 27,695,443 votes for one year, 55,463 abstentions, and 7,984,328 broker non-votes.

     Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011, with 92,466,424 votes in favor, 56,825 votes against, and 191,360 abstentions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan

Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: May 26, 2011